Exhibit 3.2

Profit Corporation

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of the New Mexico Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

ARTICLE ONE: The name of the corporation is (include NMPRC#): ________________________________________________

First State Bancorporation (NMPRC #1396837)

ARTICLE TWO: The following articles are amended a set forth here: (identify by article number and attach additional pages if necessary):

ARTICLE 4

Section 4.1. Authorized Shares. The total number of shares that the corporation shall have authority to issue is fifty one million (51,000,000) shares, of which fifty million (50,000,000) shall be common stock, no par value, and one million (1,000,000) shares shall be preferred shares as determined pursuant to Section 4.3 hereof.

ARTICLE THREE: (Select the applicable statement, and complete accordingly)              No shares have been issued, and the amendment was adopted by a resolution of the board of directors. The date the amendment was adopted was                                 .

OR

17,604,634 Shares have been issued, and the amendment was adopted by a majority vote of the shareholders entitled to vote.

The number of shares issued at the time of such adoption was 17,604,634.

The number of shares entitled to vote was 17,604,634.

The number of shares that voted for the amendment was 14,139,865.

The number of shares that voted against the amendment was 2,072,872.

The date the amendment was adopted was June 2, 2006.

ARTICLE FOUR (Complete only if applicable): The number in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows: n/a

ARTICLE FIVE: If these Articles of amendment are not to be effective upon filing with the commission, the effective date is: (if an effective date is specified here, it cannot be a date prior to the date the articles are received by the commission) n/a

Dated: June 8, 2006	First State Bancorporation
Name of Corporation

	By:	/s/ Marshall G. Martin, Executive Vice President
Signature of Authorized Officer